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                                                                   EXHIBIT 10(u)


                              FOURTH AMENDMENT TO
                           J. ALEXANDER'S CORPORATION
                         EMPLOYEE STOCK OWNERSHIP PLAN

         WHEREAS, effective as of January 1, 1992, Volunteer Capital Corporation, a Tennessee corporation, now J. Alexander's Corporation (the "Company"), adopted the Volunteer Capital Corporation Employee Stock Ownership Plan, which was subsequently renamed the J. Alexander's Corporation Employee Stock Ownership Plan (the "Plan"); and

         WHEREAS, the Company desires to amend the Plan to make certain technical changes required by changes in the federal tax law; and

         WHEREAS, the Company desires to remove for each participant in the Plan (a "Participant") who is not a corporate officer of the Company the limitation that a Participant with a vested benefit greater than $10,000 who terminates employment must wait until the third plan year following the plan year of termination to elect to receive a distribution; and

         WHEREAS, the Company desires to permit the Plan to pay a third-party (instead of to the Participant or Beneficiary) such portion of a Participant's benefit under the terms of the Plan as shall be specified by a judgment or settlement issued or entered into with respect to such a participant having been convicted of a crime involving the Plan or subject to a civil judgment or settlement between the Secretary of Labor and the Participant in connection with a violation of the fiduciary provisions of ERISA.

         NOW, THEREFORE, effective on January 1, 1998, except as otherwise indicated, the Company amends its Plan in the following respects:

         1. Effective January 1, 1997, Section 2.1(gg) is amended to provide as follows:

                  (gg) Highly Compensated Employee: A Highly Compensated Employee for the purposes of determinations regarding the current Plan Year is any Employee who:



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                           (1) was a 5-Percent Owner at any time during the
                  Plan Year or the preceding Plan Year; or

                           (2) received Section 415 Compensation (as adjusted
                  below) from the Employer in excess of $80,000 for the preceding Plan Year and, if elected by the Employer for a Plan Year in accordance with Section 414(q)(1)(B)(ii) of the Code, was in the top-paid group of the Employer for the preceding Plan Year. The "top-paid group" referred to in the preceding sentence consists of the 20% most highly compensated employees of the Employer ranked on the basis of compensation received during the next prior Plan Year. For the purposes of determining the number of employees in the "top-paid group" referred to in the preceding sentence, employees described in Code Section 414(q)(5) and Q&A 9(b) of
                  Section 1.414(q)-1T of the Treasury Regulations are excluded.

                           In making the above determination, "Section 415
                  Compensation" shall include salary reductions or elective deferrals under the Savings Incentive Plan or any other plan pursuant to Section 401(k) of the Code and salary reductions or elective deferrals under the Flexible Benefits Plan or other plan pursuant to Section 125 of the Code. The $80,000 amount is indexed and shall be adjusted pursuant to Treasury Regulations. Furthermore, solely for purposes of this Section 2.1(gg), "Employer" shall include any Affiliated Company.

         2. Effective January 1, 1997, Section 2.1(qq) is amended to provide as follows:

                  (qq) Plan: J. Alexander's Corporation Employee Stock Ownership Plan, as set forth herein and amended from time to time.

         3. Section 2.1(uu) is amended to provide as follows:

                  (uu) Section 415 Compensation: The total "wages" paid for employment by the Employer (and all Affiliated Companies) to or for the benefit of a Participant during the Plan Year (as shown on the Form W-2 filed for federal income tax purposes). For purposes of this determination, "wages" shall mean wages as defined in withholding at the source, and all other payments of compensation to the Employee by the Employer for which the Employer is required to furnish the Employee a written statement under Sections 6041(d) and 6051(a)(3) of the Code, but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed, and excluding from wages amounts paid or reimbursed by the Employer for moving expenses incurred by an Employee to the extent that at the time of the payment it is reasonable to believe that these amounts are deductible by the Employee under Section 217 of the Code. The term "Section 415 Compensation" shall include salary reductions or elective deferrals, as defined in Section 402(g)(3) of the Code, under the Savings Incentive Plan or any other plan pursuant to Section 401(k) of the Code and any amount which is contributed or deferred by the Employer at the election of the Employee and which is not includable in the gross income of the Employee by reason of Section 127 or 457 of the Code.

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         4.       The first paragraph of Section 4.3(b) is amended to provide as follows:

                  (b) After termination of employment with Employer and with all Affiliated Companies (other than for disability, normal retirement, early retirement, delayed retirement, or death), but no later than the end of the Plan Year following the Plan Year in which such termination occurs, the Participant shall be entitled to receive a "cashout" of such Participant's "vested benefit" as determined pursuant to Section 6.8; provided, however, that corporate officers of the Company may receive the cashout referred to in this Section 4.3(b) only if such "vested benefit" is not greater than $10,000. Distribution to a corporate officer of the Company of a vested benefit greater than $10,000 shall occur at the time provided in the last paragraph of this
         Section 4.3(b). Such cash out of the vested benefit shall not be made in the absence of written consent thereto by the Participant if the vested benefit (as determined pursuant to Section 6.8) attributable to Employer contributions is greater than $5,000. For the sole purpose of determining whether the vested benefit is less than $5,000 or $10,000, as the case may be, Company Stock in the Participant's Company Stock Sub-Account shall be valued at its market value on the first trading date of the Plan Year during which the distribution is scheduled to occur. A Participant having a vested benefit of zero shall be deemed to have been cashed out hereunder on the date of his termination of employment. Upon such a payment (or deemed payment) of the Participant's entire vested benefit, his nonvested Account balance shall become a Forfeiture upon the date of the cash out. Such Forfeiture shall then be allocated to the Accounts of other Participants as provided in Section 5.2.

         5. The last paragraph of Section 4.3(b) is amended to provide as follows:

                  If a distribution is not made at the time specified in the first paragraph of this Section 4.3(b) because the Participant is a corporate officer of the Company and such Participant's vested benefit is greater than $10,000, as determined by reference to the market value of the Company Stock on the first trading date of the Plan Year during which the distribution would have been made if such Participant's vested benefit had been less than $10,000, such Participant shall be entitled to elect to receive a distribution of his vested benefit during the third Plan Year following the Plan Year during which he terminated employment with the Employer and with all Affiliated Companies.

         6. Effective January 1, 1997, Section 9.6 is amended to provide as follows:

                  9.6 Leased Employees: Notwithstanding any other provisions of the Plan, for purposes of determining the number or identity of Highly Compensated Employees and for purposes of the pension requirements of Section 414(n)(3) of the Code, the employees of the Employer shall include "leased employees." The term "leased employees" means any persons who are not employees of the Employer and who (i) provide services to the Employer pursuant to an agreement between the Employer and any other person, (ii) perform such services for the employer on a substantially full-time basis for a period of at least one calendar year, and (iii) perform such services under the primary direction or control by the Employer.


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         7. Effective October 13, 1996, as to affected Employees who are reemployed on or after December 12, 1994, Section 9.9 is added to provide as follows:
                  9.9 Qualified Military Service: Notwithstanding any provision of this Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

         8. Section 9.10 is added to provide as follows:

                  9.10 Certain Judgments, Orders, Decrees and Settlements:
         Effective for judgments, orders and decrees issued, and settlements entered into, on or after August 5, 1997, the Plan shall be permitted to pay a third-party (instead of to the Participant or Beneficiary) such portion of the Participant's benefit under the Plan as shall be specified by such a judgment, order or decree issued, or settlement entered into, in connection with:

                           (a) the Participant's conviction for a crime
                  involving the Plan; or

                           (b) a civil judgment (or consent or decree) entered
                  by a court in an action brought in connection with a violation of the fiduciary provisions of ERISA; or

                           (c) a settlement agreement between the Secretary of
                  Labor and the Participant in connection with a violation of the fiduciary provisions of ERISA.

                  To be effective, the court order establishing such liability must require that the Participant's benefit under the Plan be applied to satisfy such liability. If the Participant is married at the time, his benefit under the Plan is offset to satisfy the liability. Spousal consent to such offset is required unless the spouse is also required to pay an amount to the Plan in the judgment, order, decree or settlement, or the judgment, order, decree or settlement provides a fifty percent (50%) survivor annuity for the spouse.

         IN WITNESS WHEREOF, J. Alexander's Corporation has caused this amendment to be executed this 30th day of December, 1998, effective as of the dates indicted herein, by its duly authorized officers.


                                 J. ALEXANDER'S CORPORATION



                                 By: /s/ J. Michael Moore
                                     ------------------------------------------
                                 Title: Vice President of Human Resources and
                                         Administration
Attest:



/s/ Janice M. Jackson
--------------------------------

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